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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        The consolidated financial statements incorporated in this prospectus by reference from the Current Report on Form 8-K of CBL & Associates Properties, Inc. dated September 19, 2003 and the related financial statement schedules incorporated in this prospectus by reference from the Annual Report on Form 10-K of CBL & Associates Properties, Inc. for the year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which reports express an unqualified opinion and include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 144 and No. 145), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Atlanta, Georgia September 19, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT